UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2021
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Pricing of Senior Notes Offering
On February 24, 2021, Post Holdings, Inc. (the “Company”) announced the pricing of its previously announced senior notes offering. The Company priced $1,800.0 million in aggregate principal amount of 4.50% senior notes due 2031 at par (the “Notes”). The Notes offering is expected to close on March 10, 2021, subject to customary closing conditions.
The Notes will be unsecured unsubordinated obligations of the Company and will be guaranteed by the Company’s existing and subsequently acquired or organized domestic subsidiaries (other than immaterial subsidiaries, certain excluded subsidiaries and subsidiaries designated as unrestricted subsidiaries). The Company intends to use the net proceeds from the Notes offering to finance the redemption (the “5.00% Notes Redemption”) of its 5.00% Senior Notes due 2026 (the “5.00% Notes”), as discussed in more detail below, and to pay the costs, fees and expenses associated with the Notes offering and the 5.00% Notes Redemption. To the extent there are any remaining net proceeds, the Company intends to use such proceeds for general corporate purposes, which could include, among other things, financing acquisitions, share repurchases, retiring existing debt, working capital and capital expenditures.
The Notes and the related subsidiary guarantees were offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act.
Redemption of 5.00% Senior Notes due 2026
Also on February 24, 2021, the Company announced that it provided conditional notice that it has elected to redeem the outstanding 5.00% Notes, which have an aggregate outstanding principal amount of $1,697.3 million, in accordance with the terms of the Indenture, dated as of August 3, 2016, by and among the Company, each of the guarantors party thereto and Wells Fargo Bank, National Association, Trustee, as supplemented by the First Supplemental Indenture, dated as of March 28, 2017, the Second Supplemental Indenture, dated as of January 30, 2018, the Third Supplemental Indenture, dated as of July 5, 2018, the Fourth Supplemental Indenture, dated as of February 8, 2019, and the Fifth Supplemental Indenture, dated as of February 19, 2021 (collectively, the “5.00% Notes Indenture”). The 5.00% Notes will be redeemed at the redemption price specified in the 5.00% Notes Indenture as 100% of the principal amount of the 5.00% Notes, plus the applicable premium described in the 5.00% Notes Indenture and accrued and unpaid interest to, but not including, the redemption date (the “Redemption Amount”).
The 5.00% Notes Redemption is subject to the satisfaction or waiver, in its discretion, of the condition that the Company receive proceeds from the Notes offering on terms satisfactory to it, in its sole discretion, generating net proceeds in an amount that is sufficient to effect the 5.00% Notes Redemption at the Redemption Amount and the payment of any costs, fees and expenses incurred in connection with the Notes offering and the 5.00% Notes Redemption. Subject to the conditions of the 5.00% Notes Redemption, the redemption date is expected to be March 11, 2021.
A copy of the press release issued in connection with the pricing of the Notes offering and the 5.00% Notes Redemption is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 24, 2021
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2021	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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